KIRKLAND LAKE GOLD INC.

SUBSCRIPTION AND PURCHASE AGREEMENT

TO:	KIRKLAND LAKE GOLD INC. (the “Corporation”)

AND TO:	OCTAGON CAPITAL CORPORATION AND
FAHNESTOCK CANADA INC. (the “Agents”)

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from the Corporation, pursuant to the terms and conditions of this Subscription Agreement and in the Agency Agreement (as hereinafter defined), that number of common shares (the “Common Shares”) of the Corporation set out in subparagraph 18(a). The Common Shares form part of a larger offering (the “Offering”) of up to 2,625,000 Common Shares (the “Purchased Common Shares”) to be issued and sold by the Corporation at a price of $1.80 per Common Share. A copy of the term sheet (the “Term Sheet”) outlining the terms and conditions of the Offering is attached hereto as Schedule “A”. In the event of any inconsistency between the provisions of Schedule “A” and this Subscription Agreement, the provisions of this Subscription Agreement shall prevail.

The Common Shares will be subject to a hold period under each of the Securities Laws and the policies of the TSX Venture Exchange (the “Exchange”) of four months from the Closing Date and the certificates evidencing such securities will bear legends to that effect. Consequently, the Common Shares may only be resold during such four month period in accordance with appropriate statutory exemptions from the prospectus requirements of the Securities Laws or if appropriate consents or discretionary orders have been obtained, and if the consent of the Exchange has been obtained. Purchasers are advised to consult their own legal advisors in this regard.

1.           Defined Terms

The following capitalized terms used in this Subscription Agreement have the following meanings:

“Agency Agreement” means the agency agreement to be entered into between the Corporation and the Agents pursuant to which the Agents will agree to act as the Corporation’s agents, on a “best efforts” basis in connection with the Offering;

“business day” means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario;

“Closing” means the closing on the Closing Date of the transaction of purchase and sale in respect of the Common Shares as contemplated by this Subscription Agreement and the Agency Agreement;

“Closing Date” means December 30, 2002, or such other date as agreed to by the Agents and the Corporation;

“Securities Laws” means the securities laws, regulations and rules, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulators of all of the Selling Jurisdictions or, as the context may require, any one or more of the Selling Jurisdictions;

“Securities Regulators” means the securities commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires;

“Selling Jurisdictions” means the Provinces of Ontario, British Columbia and Alberta and such other provinces in Canada that are agreed to between the Corporation and the Agents and “Selling Jurisdiction” means, in the case of any purchaser, the Province of Canada in which such purchaser is resident; and

“Subscription Agreement” means the agreement resulting from the acceptance by the Corporation of the Purchaser’s offer constituted hereby.

2.           Delivery and Payment

The Purchaser shall cause the following to be delivered to Octagon Capital Corporation, 181 University Avenue, Suite 400, Toronto, Ontario M5H 3M7, Attention: Sue Bartholomew as soon as possible and, in any event, not later than 12:00 noon (Toronto time) on December 23, 2002:

(a)	a completed and duly executed copy of this Subscription Agreement;

(b)
if the purchaser is not an individual or carries on business as a portfolio manager in a jurisdiction inside or outside Canada, a completed and duly executed Corporate Placee Registration Form in the form attached hereto as Schedule “B”;

(c)
if the Purchaser is resident in the Province of Ontario or otherwise subject to the Securities Laws of the Province of Ontario, a completed and duly executed Accredited Investor Certificate in the form attached hereto as Schedule “C”;

(d)
if the purchaser is resident in the Province of Alberta or in the Province of British Columbia or otherwise subject to the Securities laws of the Province of Alberta or the Province of British Columbia and purchasing Common Shares as an “accredited investor” pursuant to Multilateral Instrument 45-103 - Capital Raising Exemptions, a completed and duly executed Accredited Investor Certificate in the form attached hereto as Schedule “D”;

(e)	all other documentation as may be required by the Securities Laws; and

(f)
unless other arrangements acceptable to the Agents are made, a certified cheque or bank draft made payable to Octagon Capital Corporation on or before the Closing Date (or such other date as the Agents may advise) in same day freely transferable

Canadian funds at par in Toronto, representing the aggregate purchase price payable by the Purchaser for the Common Shares.

3.           Closing

Delivery of and payment for the Common Shares will be completed at the offices of the Corporation’s counsel, O’Neill & Company , Suite 1880 Royal Centre, 1055 West Georgia Street Vancouver, British Columbia at 12:00 noon (Toronto time) on the Closing Date, all in accordance with the Agency Agreement.

The Purchaser acknowledges that the Common Shares will be available for delivery upon Closing against payment of the amount of the aggregate purchase price for the Common Shares provided that the Purchaser has satisfied the requirements of paragraph 2 hereof and the Corporation has accepted this Subscription Agreement.

Each of the Agents is hereby appointed as the Purchaser’s agent to represent the Purchaser at the Closing for the purposes of all closing matters and deliveries of documents and Common Shares and are hereby authorized by the Purchaser, for and on behalf of the Purchaser, to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Agency Agreement or, in their absolute discretion, as they deem appropriate; provided, however, that the Agents shall not take any action that would reasonably be expected to be detrimental to the Purchaser. Without limiting the generality of the foregoing, each of the Agents is specifically and exclusively authorized to waive any representations and warranties, covenants or conditions for purchasers contained in the Agency Agreement. In addition, the Purchaser acknowledges that the Agents are entitled to exercise or not to exercise, in their absolute discretion, the rights of termination in the Agency Agreement on and subject to the terms and conditions contained therein.

It is a condition of Closing, among other things, that all documents required to be completed and signed in accordance with paragraph 2 hereof be received prior to the Closing Date and that all Exchange approvals are received. It is also a condition of Closing, among other things, that the Corporation be a “qualifying issuer” (as such term is defined in Multilateral instrument 45-102 – Resale of Securities) prior to Closing.

4.           Purchaser’s Acknowledgements

The Purchaser acknowledges and agrees (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder) with the Corporation and the Agents (which acknowledgements and agreements shall survive the Closing) that:

(a)
the sale and delivery of the Common Shares is conditional upon such sale being exempt from the prospectus filing requirements and the requirement to deliver an offering memorandum or similar document in connection with the distribution of the Common Shares under the Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or similar document;

(b)
the Common Shares are subject to resale restrictions under the Securities Laws and policies of the Exchange and are otherwise subject to all of the terms, conditions and provisions of the Agency Agreement and the Purchaser (and, if applicable, others for whom it is contracting hereunder) will comply with all relevant Securities Laws and policies of the Exchange concerning any resale of the Common Shares and will consult with its legal advisors or counsel to the Corporation with respect to complying with all restrictions applying to such resale;

(c)
the purchase of the Common Shares has not been made through or as a result of, and the distribution of the Common Shares is not being accompanied by, any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display or as part of a general solicitation;

(d)
no prospectus or offering memorandum within the meaning of the Securities Laws has been delivered to the Purchaser (and, if applicable, others for whom it is contracting hereunder) in connection with the Offering;

(e)
in purchasing the Common Shares, the Purchaser (and, if applicable, others for whom it is contracting hereunder) has relied solely upon the Term Sheet, publicly available information relating to the Corporation and this Subscription Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation or the Agents or any employee, agent or affiliate thereof or any other person associated therewith. The Agents assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the publicly available information upon which the Purchaser’s investment decision has been made or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been disclosed. The Purchaser, on its own behalf and on behalf of others for whom the Purchaser is contracting hereunder, has acknowledged that the decision to purchase the Common Shares was made on the basis of currently available public information;

(f)	the Common Shares are being offered for sale on a “private placement” basis;

(g)
the Purchaser is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder;

(h)
in accepting this Subscription Agreement, the Corporation is relying upon the representations and warranties and acknowledgements of the Purchaser set out herein including, without limitation, in connection with determining the eligibility of the Purchaser or (if applicable) the eligibility of others on whose behalf the Purchaser is contracting hereunder to purchase Common Shares under the Securities Laws. The Purchaser hereby agrees to notify the Corporation immediately of any change in any representation, warranty, covenant or other information relating to the Purchaser or the beneficial purchaser contained in this Subscription Agreement which takes place prior to Closing;

(i)
the Common Shares are subject to the terms, conditions and provisions of this Subscription Agreement (including the schedules hereto), the constating documents of the Corporation and the Agency Agreement and that copies of such documents, once executed, will be made available to the Purchaser upon request;

(j)	no person has made any written or oral representations:

(i) that any person will resell or repurchase the Common Shares;

(ii) that any person will refund the purchase price of the Common Shares;

(iii) as to the future price or value of the Common Shares; or

(iv) that the Common Shares will be listed and posted for trading on any stock exchange or that application has been made therefor;

(k)	the certificates evidencing the Common Shares will bear legends regarding restrictions on transfer as required by applicable Securities Laws and policies of the Exchange;

(l)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares;

(m)	there is no government or other insurance covering the Common Shares;

(n)	there are risks associated with the purchase of the Common Shares;

(o)
there are restrictions on the Purchaser’s ability to resell the Common Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Common Shares;

(p)
the Corporation has advised the Purchaser that the Corporation is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (British Columbia) and the Securities Laws and, as a consequence of acquiring Common Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia) and the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(q)	because the Purchaser is not purchasing the Common Shares under a prospectus, the Purchaser will not have the civil remedies that would otherwise be available to the Purchaser;

(r)
an investment in the Common Shares by the Purchaser is a highly speculative investment involving significant risks and the Purchaser should not purchase Common Shares unless they are able to sustain the loss of their entire investment; and

(s)
an understanding of the risks involved in an investment in a resource based company requires specialized knowledge of the industry. To the extent that the Purchaser does not have such specialized knowledge, the Purchaser is responsible for obtaining such advice and from such experts and advisors that it considers appropriate. Neither the Agents nor the Company will provide, nor be in any way responsible for providing, the Purchaser with any advice or information in this respect.

5.           Conditions of Closing

The Purchaser acknowledges and agrees that as the sale of the Common Shares will not be qualified by a prospectus, such sale is subject to the condition that it (or, if applicable, any others for whom it is contracting hereunder) sign and return to the Corporation and/or the Agents all relevant documentation required by the Securities Laws. The Purchaser acknowledges and agrees that the Agents and/or the Corporation may be required to provide the Securities Regulators and the Exchange with a list setting forth the identities of the beneficial purchasers of the Common Shares (on a confidential basis, except in the Province of British Columbia). Notwithstanding that the Purchaser may be purchasing Common Shares as agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Agents and/or the Corporation in order to comply with the foregoing.

In the event that the purchase of the Common Shares pursuant to the provisions of this Subscription Agreement does not occur, the Subscription Agreement will be returned to the Purchaser, together with any payment that has been made in respect of the Common Shares, and the obligations of the parties hereto shall thereupon terminate.

6.           Acceptance of Offer to Purchase

The acceptance by the Corporation of the Purchaser’s irrevocable offer to purchase the Common Shares shall constitute an agreement by the Corporation with the Purchaser that the Purchaser shall have, in respect of such Common Shares the benefits of the representations, warranties and covenants of the Corporation made by the Corporation and the conditions of Closing not waived by the Agents contained in the Agency Agreement.

7.           Representations, Warranties and Covenants

The Purchaser hereby represents, warrants, and covenants (on its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) to the Corporation and the Agents (which representations, warranties and covenants shall survive the Closing) that:

(a)
if the purchase by the Purchaser of Common Shares hereunder is subject to the securities legislation of the Province of Ontario, the Purchaser is an “accredited investor”, as such term is defined in Ontario Securities Commission Rule 45-501 – Exempt Distributions, is purchasing the Common Shares as principal and has properly completed and executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule “C”;

(b)	if the purchase by the Purchaser of Common Shares hereunder is subject to the securities legislation of any of the Provinces of Alberta or British Columbia:

(i)
in the case of a purchase by the Purchaser of Common Shares as principal for its own account, for investment only, and not for the benefit of any other person or with a view to resale or distribution of all or any of the Common Shares, the Purchaser is:

	(1)	(A)
a bank listed in Schedule I or II of the Bank Act (Canada) or the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada), or a subsidiary of such entity where such entity beneficially owns all of the voting securities of such subsidiary, or

(B)
if the purchase by the Purchaser of Common Shares hereunder is subject to the securities legislation of the Province of Alberta, a loan corporation, trust corporation, treasury branch or credit union or a subsidiary of such an entity where such entity owns beneficially all of the voting securities of that subsidiary, or an insurance company licensed under the Insurance Act (Alberta) or a subsidiary of such insurance company where such insurance company owns beneficially all of the voting securities of the subsidiary, and

(C)
if the purchase by the Purchaser of Common Shares hereunder is subject to the securities legislation of the Province of British Columbia, (I) an insurance company authorized to carry on insurance business under the Financial Institutions Act (British Columbia), (II) a credit union authorized to carry on business under the Financial Institutions Act (British Columbia); (III) a trust company authorized under the Financial Institutions Act (British Columbia) to carry on deposit business; (IV) a corporation that is a subsidiary of a bank to which the Bank Act (Canada) applies and is a loan company to which the Trust and Loan Companies Act (Canada) applies; or (V) a subsidiary of a person referred to in clauses (I) to (IV) where such person owns beneficially all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary, or

(2)
is recognized or designated as an exempt purchaser under applicable securities legislation and, if a resident of or otherwise subject to the securities legislation of the Province of Alberta is not an individual; or

(3)	is purchasing a sufficient number of Common Shares such that the aggregate acquisition cost to the Purchaser of such Common Shares is not less than $97,000; or

(ii)
in the case of the purchase by the Purchaser of Common Shares as agent for a disclosed principal, each beneficial purchaser of the Common Shares for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person for investment only and not with a view to resale or distribution of all or any of the Common Shares and the Purchaser is an agent with due and proper authority to execute this Subscription Agreement and all other documentation in connection with the purchase of the Common Shares on behalf of the beneficial purchaser and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, the disclosed principal, and each such beneficial purchaser:

(1)
is recognized or designated as an exempt purchaser under applicable securities legislation and, if resident of or otherwise subject to the securities legislation of the Province of Alberta is not an individual; or

(2)	is purchasing a sufficient number of Common Shares such that the aggregate acquisition cost to the Purchaser of such Common Shares is not less than $97,000; or

(iii)
in the case of the purchase by the Purchaser of Common Shares as trustee or as agent for a principal which is undisclosed or identified by account number only, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the undersigned acting in such capacity, and

(1)	(A)	if the purchase by the Purchaser of Common Shares hereunder is subject to the securities legislation of the Province of Alberta, the Purchaser is:

		(aa)	a trust corporation as defined in such securities legislation, and any amendments thereto, trading as a trustee or an agent for accounts that are fully managed by the Purchaser, or

(bb)
(x) a portfolio manager or (y) a person or a company that is exempt from registration as a portfolio manager under applicable securities legislation, in either case trading as agent for accounts that are fully managed by the Purchaser which Common Shares have an aggregate acquisition cost of not less than $97,000; and

(B)	if the purchase by the Purchaser of Common Shares hereunder is subject to the securities legislation of the Province of British Columbia, the Purchaser is:

(aa)
an insurance company authorized to carry on insurance business under the Financial Institutions Act (British Columbia) or a trust company authorized under the Financial Institutions Act (British Columbia) to carry on deposit business, in each case, that is purchasing the Common Shares as an agent or trustee for accounts that are fully managed by it; or

(bb)
a trust company or insurance company authorized under the laws of a province or territory other than British Columbia to carry on business in that province or territory, and the Purchaser is purchasing the Common Shares as an agent or trust for accounts that are fully managed by it, which Common Shares have an aggregate acquisition cost of not less than $97,000; or

(cc)
a portfolio manager that is registered or exempted from registration as a portfolio manager under such legislation or under the law of a province or territory other than British Columbia and the Purchaser is purchasing the Common Shares as an agent for accounts that are fully managed by it, which Common Shares have an aggregate acquisition cost of not less than $97,000;

provided that, as used herein an account is “fully managed” by the Purchaser only if the Purchaser makes the investment decisions for the account and has fully discretion to purchase or sell securities for the account without requiring the client’s express consent to a transaction; or

(2)
each beneficial purchaser of the Common Shares for whom the Purchaser is acting is purchasing as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution of the Common Shares, and

	(A)	is purchasing a sufficient number of Common Shares such that the beneficial purchaser’s aggregate acquisition cost of such Common Shares is not less than $97,000, or

(B)
is recognized or designated as an exempt purchaser under applicable securities legislation and, if resident of or otherwise subject to the securities legislation of the Province of Alberta is not an individual; and

(iv)
in the case of any purchase referred to in section 7(b)(i)(3), 7(b)(ii)(2) or 7(b)(iii)(2)(A) above, if the Purchaser or any beneficial purchaser on whose behalf the Purchaser is purchasing, is not an individual and is a corporation, partnership, party, trust, fund, association or other organized group of persons, it was not created and is not being used primarily to permit a group of individual to purchase securities without a prospectus, or each of the individuals who form part of this group is purchasing Common Shares having an aggregate acquisition cost to such individual of not less than $97,000; or

(v)
the Purchaser is an “accredited investor”, as such term is defined in Multilateral Instrument 45-103 – Capital Raising Exemptions, is purchasing the Common Shares as principal and has properly completed and executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule “D”;

(c)
if the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto and if the Purchaser is not an individual, this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned;

(d)
neither the Purchaser nor any party on whose behalf it is acting has been created or is being used primarily to permit the purchase of the Common Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable Securities Laws;

(e)	neither the Purchaser nor any party on whose behalf it is acting is an investment club;

(f)
either (i) the Purchaser and each beneficial purchaser for whom it is acting are resident in the province set out in paragraph 18 of this Subscription Agreement; or (ii) the Purchaser is resident in the jurisdiction set out in paragraph 18 and is not a citizen or resident of Canada, or a corporation, partnership or other entity created in or organized under the laws of Canada or any province or territory thereof (collectively a “Canadian person”) and such Purchaser is not purchasing the Common Shares for the account of any Canadian person;

(g)
as the Common Shares are subject to resale restrictions under applicable Securities Laws and Exchange policies, the Purchaser, or in the case of a purchase by the Purchaser acting as agent for a disclosed principal, each beneficial purchaser shall comply with all applicable Securities Laws and Exchange policies concerning any resale of the Common Shares and shall consult with its own legal advisors with respect to such compliance;

(h)
the Purchaser (or, if applicable, others for whom it is contracting hereunder) will execute and deliver within the applicable time periods all documentation as may be required by applicable Securities Laws and Exchange policies to permit the purchase of the Common Shares on the terms herein set forth;

(i)
if required by applicable Securities Laws and Exchange policies, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Common Shares as may be required;

(j)
the Purchaser, whether acting as principal, trustee or agent, is neither a United States person (as defined in Rule 902(0) of Regulation S promulgated under the United States Securities Act of 1933) nor purchasing the Common Shares for the account of a United States person or for resale in the United States and the Purchaser confirms that the Common Shares have not been offered to the Purchaser in the United States and that this Subscription Agreement has not been signed in the United States;

(k)
if the Purchaser is a resident of or otherwise subject to the securities legislation of a jurisdiction other than Canada, the purchase of the Common Shares by such Purchaser does not contravene the applicable securities legislation in the jurisdiction in which it is resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, or (ii) any registration or other obligation on the part of the Corporation;

(l)
the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof;

(m)
the Purchaser has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment; and

(n)	upon acceptance by the Corporation, this Subscription Agreement will constitute a valid and legally binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms.

The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Corporation, the Agents and their respective legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Common Shares under applicable Securities Laws. The Purchaser further agrees that by accepting delivery of the Common Shares on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties remain true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of Closing and that they shall survive the purchase by the Purchaser of the Common Shares and still continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Common Shares. The Corporation, the Agents and their respective legal counsel shall be entitled to rely on the representations and warranties of the undersigned contained in this paragraph, and the Purchaser shall indemnify and hold harmless the Corporation, the Agents and their respective legal counsel for any loss, costs or damages any of them may suffer as a result of any misrepresentations of the undersigned.

8.           Commission to the Agents

The Purchaser understands that, in connection with the issue and sale of Common Shares pursuant to the Offering, the Agents will receive from the Corporation on Closing, a cash fee equal to 8% of the gross proceeds of the Offering. In addition, the Agents will receive compensation warrants of the Corporation exercisable to acquire that number of Common Shares equal to 15% of the number of

Commons Shares sold pursuant to the Offering at a price of $2.05 per Common Share for a period of 18 months following the Closing Date.

No other fee or commission is payable by the Corporation in connection with the sale of the Common Shares. However, the Corporation will pay those fees and expenses in connection with the Offering as are set out in the Agency Agreement.

9.           Costs

The Purchaser acknowledges and agrees that except as may otherwise be provided for in the Agency Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Common Shares to the Purchaser shall be borne by the Purchaser.

10.           Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser notwithstanding the completion of the purchase of the Common Shares by the Purchaser pursuant hereto, the completion of the Offering of Common Shares of the Corporation and any subsequent disposition by the Purchaser of the Common Shares.

11.           Facsimile and Counterpart Subscriptions

The Corporation and the Agents shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Corporation and the Agents of such facsimile copy shall be legally effective to create a valid and binding agreement among the Purchaser, the Agents and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

12.           Governing Law

This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

13.           Assignment

The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Purchaser who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not, except to the extent that the Agents in their sole discretion consent, be assignable by any party without prior written consent of the other parties. The benefits and the obligations of this Subscription Agreement, insofar as they apply to the Purchaser, shall pass with any assignment or transfer of the Common Shares.

14.           Entire Agreement and Headings

This Subscription Agreement (including the schedules hereto) constitutes the entire agreement between the Purchaser and the Corporation relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

15.           Time of Essence

Time shall be of the essence of this Subscription Agreement.

16.           Effective Date

This Subscription Agreement is intended to and shall take effect on the effective date of the Agency Agreement, notwithstanding its actual date of execution or delivery by any of the parties.

17.           English Language

We, the undersigned, hereby acknowledge that we have consented and requested that all documents evidencing or relating in any way to the sale of the Common Shares be drawn up in the English language only.

Nous, soussignés, reconnaissons par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des actions ordinaires soient redigés en anglais seulement.

18.           Subscription Particulars:

(a)	The aggregate number of the of Common Shares being subscribed for is ______________ . The aggregate price of the Common Shares being subscribed for is $ _______________.

(b)
The Common Shares are to be registered in the following name and address:
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________
(if space is insufficient, attach a list)

(c)

The certificate representing the Common Shares is to be delivered to:
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________
at its office at: ____________________________________________________________________________________________
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________

Contact Name:  ____________________     Contact Number:____________________

(d)
If the Purchaser is signing as agent for a principal and not as agent for a fully managed account, the name and address of the beneficial purchaser is:
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________ _______________________________________________________________________________________________________
_______________________________________________________________________________________________________

(e)

The Purchaser owns or has control or direction over the following number of securities of the Company.
Shares: ____________________    Warrants: ____________________

Dated at ____________________ , this _______day of ____________________, 2002.

Address of Purchaser: ____________________________________________________________________________________________

Name of Purchaser (please print): ____________________________________________________________________________________

Witness (if an individual)	(Signature of or on behalf of Purchaser)

Witness (if an individual)	Office, Title of Other Authorization
(if not an individual)

ACCEPTANCE

The Corporation hereby accepts the above-mentioned offer to purchase Common Shares this _______day of ____________________, _______.

KIRKLAND LAKE GOLD INC.

Per:___________________________
            Authorized Signing Officer

SCHEDULE “A”

KIRKLAND LAKE GOLD INC.

TERM SHEET

PRIVATE PLACEMENT OF COMMON SHARES

Issuer:	Kirkland Lake Gold Inc.

Size of Offering:	Up to 2,625,000 Common Shares.

Issue Price:	$1.80 per Common Share.

Maximum Aggregate Proceeds:	Up to $4,725,000.

Type of Transaction:	Best efforts agency basis, subject to formal agency agreement. The Common Shares will be offered for sale and sold on a “private placement” basis without an offering memorandum.

Resale of Securities:	The Common Shares sold will be subject to a four-month hold period, commencing from the date of Closing.

Use of Proceeds:	Funding the ongoing development of the Company’s mines in the Kirkland Lake mining district, for resource delineation, and for working capital purposes.

Offering Jurisdictions:	Ontario, British Columbia and Alberta.

Commission:	8% of gross proceeds of the Offering payable on Closing.

Compensation Warrants:
At Closing, the Agents will receive compensation warrants entitling the Agents to purchase, in the aggregate, that number of Common Shares equal to 15% of the Common Shares sold pursuant to the Offering. Each Compensation Warrant will be exercisable for one Common Share at the price of $2.05 per Common share for a period of 18 months following the date of Closing.

Expenses:	All reasonable out of pocket expenses of the Agents, including all legal fees, to a maximum of $25,000, shall be paid by the Company.

Closing:	December 30, 2002 or such alternate date as may be agreed upon by the Agents and the Company.

Agents:	Octagon Capital Corporation Fahnestock Canada Inc.

SCHEDULE “B”

TSX VENTURE EXCHANGE (FORM 4C)

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Purchaser”) need only file it once, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Purchaser must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Purchaser becomes an Insider of the Issuer, the Purchaser is reminded that they must file a Personal Information Form (2A) with the Exchange.

1.	Purchaser Information:

	(a)	Name: _____________________________________________________________________________________________

	(b)	Complete Address: ___________________________________________________________________________________ __________________________________________________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: ___________________________________________________________________

2.	(a)	Is the Purchaser purchasing securities as a portfolio manager: Yes ___________ No ___________

	(b)	Is the Purchaser carrying on business as a portfolio manager outside of Canada? Yes ___________ No ___________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than Cdn$20,000,000;

(e)	the Issuer has provided it with the following list of the directors, senior officers and other insiders of the Issuer and the persons that carry on investor relations activities for the Issuer:

D. Harry W. Dobson	Brian A. Hinchcliffe	Brian E. Bayley
S. Paul Kostuik	A. Murray Sinclair	W. Warren Holmes
D. Scott Koyich	DSK Consulting Inc.

and it does not believe, and has no reasonable grounds to believe, that any of those persons has a beneficial interest in any of the managed accounts for which it is purchasing, except as follows:

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

(Insert name of insider(s) or person(s) carrying on investor relations activities for the Issuer that have a beneficial interest in an account or insert ‘N/A’, as applicable.)

(f) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Purchaser:

Name	Street Address	City and Province or State	Country

The Purchaser acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Dated at_______________________________________________ on _______________________________________________.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose
signature appears above, if different from
name of purchaser printed above)

SCHEDULE “C”

ACCREDITED INVESTOR CERTIFICATE
(FOR ONTARIO RESIDENTS ONLY)

TO:        KIRKLAND LAKE GOLD INC.

In connection with the proposed purchase of securities (the "Securities") of KIRKLAND LAKE GOLD INC. (the "Company"), the undersigned represents and warrants that the undersigned has read the following definition of an "accredited investor" from Ontario Securities Commission Rule 45-501 – Exempt Distributions and certifies that the undersigned is an accredited investor as indicated below (check one):

"accredited investor " means

(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or	☐
an authorized foreign bank listed in Schedule III of that Act;

(b)	the Business Development Bank incorporated under the	☐
Business Development Bank Act (Canada);

(c)	a loan corporation or trust corporation registered under the	☐
Loan and Trust Corporations Act or under the Trust and
Loan Companies Act (Canada), or under comparable
legislation in any other jurisdiction;

(d)	a co-operative credit society, credit union central, federation	☐
of caisses populaires, credit union or league, or regional
caisse populaire, or an association under the Cooperative
Credit Associations Act (Canada), in each case, located in
Canada;

(e)	a company licensed to do business as an insurance company	☐
in any jurisdiction;

(f)	a subsidiary of any company referred to in paragraph (a), (b),	☐
(c), (d) or (e), where the company owns all of the voting
shares of the subsidiary;

(g)	a person or company registered under the Ontario Securities	☐
Act or securities legislation in another jurisdiction as an
adviser or dealer, other than a limited market dealer;

(h)	the government of Canada or of any jurisdiction, or any	☐
crown corporation, instrumentality or agency of a Canadian
federal, provincial or territorial government;

(i)	any Canadian municipality or any Canadian provincial or	☐
territorial capital city;

(j)	any national, federal, state, provincial, territorial or	☐
municipal government of or in any foreign jurisdiction, or
any instrumentality or agency thereof;

(k)	a pension fund that is regulated by either the Office of the	☐
Superintendent of Financial Institutions (Canada) or a
provincial pension commission or similar regulatory
authority;

(l)	a registered charity under the Income Tax Act (Canada);	☐

(m)	an individual who beneficially owns, or who together with a	☐
spouse beneficially own, financial assets having an
aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

(n)	an individual whose net income before taxes exceeded	☐
$200,000 in each of the two most recent years or whose net
income before taxes combined with that of a spouse
exceeded $300,000 in each of those years and who, in either
case, has a reasonable expectation of exceeding the same net income level in the current year;

(o)	an individual who has been granted registration under the	☐
Ontario Securities Act or securities legislation in another
jurisdiction as a representative of a person or company
referred to in paragraph (g), whether or not the individual 's registration is still in effect;

(p)	a promoter of the issuer or an affiliated entity of a promoter	☐
of the issuer;

(q)	a spouse, parent, grandparent or child of an officer, director	☐
or promoter of the issuer;

(r)	a person or company that, in relation to the issuer, is an	☐
affiliated entity or a person or company referred to in clause
(c) of the definition of distribution in subsection 1(1) of the
Ontario Securities Act;

(s)	an issuer that is acquiring securities of its own issue;	☐

(t)	a company, limited partnership, limited liability partnership,	☐
trust or estate, other than a mutual fund or non-redeemable
investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

(u)	a person or company that is recognized by the Ontario	☐
Securities Commission as an accredited investor or until
November 30, 2002 as an exempt purchaser;

(v)	a mutual fund or non-redeemable investment fund that, in	☐
Ontario, distributes its securities only to persons or
companies that are accredited investors;

(w)	a mutual fund or non-redeemable investment fund that, in	☐
Ontario, distributes its securities under a prospectus for
which a receipt has been granted by the Director;

(x)	a managed account if it is acquiring a security that is not a	☐
security of a mutual fund or non-redeemable investment
fund;

(y)	an account that is fully managed by a trust corporation	☐
registered under the Loan and Trust Corporations Act;

(z)	an entity organized outside of Canada that is analogous to	☐
any of the entities referred to in paragraphs (a) through (g)
and paragraph (k) in form and function; or

(aa)	a person or company in respect of which all of the owners of	☐
interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof, the following definitions are included for convenience:

(a)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(c)	“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(d)
“managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

(e)
“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities;

(f)	“non-redeemable investment fund” means an issuer:

(i) whose primary purpose is to invest money provided by its securityholders;

(i)
that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(ii) that is not a mutual fund;

(g)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(h)	“portfolio adviser” means:

(i) a portfolio manager;

(ii)
a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

(i)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(j)
“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be controlled by a person or company if,

(a)	in the case of a person or company,

(i)
voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of securities only, by or for the benefit of the other person or company; and

(ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be a subsidiary entity of another person or company if:

(a)	it is controlled by,

(i) that other, or

(ii) that other and one or more persons or companies each of which is controlled by that other, or

(iii) two or more persons or companies, each of which is controlled by that, or

(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

The foregoing representations and warranties are true and accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

Dated:_______________________________	Signed: :_______________________________

Witness (If Purchaser is an	Print the name of Purchaser
Individual)

Print Name of Witness	If Purchaser is a Corporation,
print name and title of
Authorized Signing Officer

SCHEDULE “D”

ACCREDITED INVESTOR CERTIFICATE
(FOR ALBERTA AND BRITISH COLUMBIA PURCHASERS ONLY)

TO:           KIRKLAND LAKE GOLD INC.

In connection with the proposed purchase of securities (the "Securities") of KIRKLAND LAKE GOLD INC. (the "Company"), the undersigned represents and warrants that the undersigned is resident in either of the Province of Alberta or British Columbia and certifies that the undersigned is an "Accredited Investor" as defined under the Multilateral Instrument 45-103, Capital Raising Exemptions, by virtue of the fact that the Subscriber is one of the following and has so indicated by initialling the applicable paragraph:

_____	(i)	a Canadian financial institution (as defined under National Instrument 14-101), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_____	(ii)	the Business Development Bank incorporated under the Business Development Bank of Canada Act (Canada);

_____	(iii)	an association under the Cooperative Credit Associations Act (Canada) located in Canada;

_____	(iv)
a subsidiary of any person or company referred to in paragraphs (i), (ii) or (iii), where the person or company owns all of the voting shares of the subsidiary, except voting securities required by law to be owned by directors of that subsidiary;

_____	(v)
a person or company registered under the securities legislation of British Columbia or Alberta or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

_____	(vi)
an individual registered or formerly registered under the securities legislation of British Columbia or Alberta or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (v);

_____	(vii)	the government of Canada or a province, or any crown corporation, or agency of the government of Canada or a province;

_____	(viii)	any municipality, public board or commission in Canada;

_____	(ix)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_____	(x)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

_____	(xi)	a registered charity under the Income Tax Act (Canada);

_____	(xii)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_____	(xiii)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

_____	(xiv)
a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

_____	(xv)	a mutual fund or non-redeemable investment fund that, in Alberta or British Columbia, as applicable, distributes its securities only to persons or companies that are “Accredited Investors”;

_____	(xvi)
a mutual fund or non-redeemable investment fund that, in Alberta or British Columbia, as applicable, distributes its securities under a prospectus for which a receipt has been granted by the securities commission in Alberta or British Columbia, as applicable;

_____	(xvii)	an entity organized outside of Canada in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (i) through (v) and paragraph (x) in form and function; or

_____	(xix)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are Accredited Investors.

For the purposes hereof, the following definitions are included for convenience:

1.	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

2.	“entity” means a company, syndicate, partnership, trust or unincorporated organization.

3.	“financial assets” means cash and securities.

4.
“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities.

5.	“non-redeemable investment fund” means an issuer:

(i) whose primary purpose is to invest money provided by its securityholders;

(ii)
that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(ii) that is not a mutual fund.

6.	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.

7.	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

8.
“spouse” means, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In Multilateral Instrument 45-103 a person or company is considered to be

•
an “affiliated entity” of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

•	“controlled” by a person or company if,

(a) in the case of a person or company,

(i)
voting securities of the first-mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of securities only, by or for the benefit of the other person or company;

and

		(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

	(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

	(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

•	a “subsidiary entity” of another person or company if:

	(a)	it is controlled by,

		(i)	that other, or

		(ii)	that other and one or more persons or companies each of which is controlled by that other, or

		(iii)	two or more persons or companies, each of which is controlled by that, or

	(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

The foregoing representations and warranties are true and accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the undersigned shall give immediate written notice of such fact to the Company.

Dated:_______________________________	Signed: :_______________________________

Witness (If Purchaser is an	Print the name of Purchaser
Individual)

Print Name of Witness	If Purchaser is a Corporation,
print name and title of
Authorized Signing Officer